CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1, of American Cannabis Company, Inc. of our report dated April 15, 2019 relating to our audits of the December 31, 2018 and 2017 consolidated financial statements, which report appears in the Prospectus that is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ L&L CPAs, PA/s/
L&L CPAs, PA
Cornelius, NC
October 31, 2019